Exhibit 99.1

Contact: Steve Pickman
913-3670-1480

FOR IMMEDIATE RELEASE:	MGP INGREDIENTS ANNOUNCES PLANS
FOR NEW TECHNICAL CENTER AND
CORPORATE OFFICE BUILDING

ATCHISON, Kan., October 13, 2005—MGP Ingredients, Inc. (Nasdaq: MGPI) unveiled plans today for the construction of a new product development technical center and corporate office building in Atchison, where the company has been headquartered since its founding in 1941.  The company also announced plans for $1.9 million in upgrades to a facility that it recently purchased in Onaga, Kan., for use in manufacturing natural plant-based biopolymers.  The projects, which were approved yesterday by the Company’s Board of Directors, are being highlighted during MGPI’s annual meeting of Stockholders today.

To be built at a projected cost of $2.5 million, the technical center will be located on property at the southwest corner of the intersection of Second and Commercial Streets in downtown Atchison.  The new office building is expected to be constructed at a cost of $2.2 million and will be located directly east of the technical center.   Property for the office building was purchased last year from the City of Atchison and is situated adjacent to the town’s recently developed Riverfront Park.  Each floor of the two-story technical center will encompass 9,800 square feet of space, while each floor of the office building, also two stories tall, will consist of 9,000 square feet.  The company expects to break ground for both buildings in early 2006, with construction to be completed approximately one year later.

The technical center will provide new research facilities and office space for the company’s research and development and applications technology staffs.  The new office building will house MGPI’s corporate management, finance and accounting, sales and marketing management and administrative staffs.  Located at 1300 Main Street and built in 1979, the current office building will be used by engineering and operations personnel.  Research laboratory facilities, which currently are located one block east in a building that the company purchased in 1987, will be converted to office space for quality assurance, plant supervisory and environmental safety personnel.

“As our business has grown, our existing R&D and office facilities have become inadequate,” Seaberg said.  “More space is required to meet our needs now and for the future to support our growth objectives.  The new technical center, in particular, will be a valuable asset in helping us strengthen our capabilities as an innovator of naturally-derived ingredient solutions for the marketplace.  It will provide better accommodations and greater opportunities for us to pursue research and development initiatives, while also enhancing our abilities to host and work directly with customers in developing specialized product formulations.  I am very excited about the improvements that will come with the new technical center and office building and am eager to break ground and move these projects forward.”

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ADD 1—MGP INGREDIENTS ANNOUNCES PLANS

Seaberg also expressed excitement about the planned upgrades to the facility in Onaga, stating that “this project should position our company very well for future growth opportunities in the area of eco-friendly bio-based and biodegradable products.”

Acquired by MGPI last month, the 23,000 square foot facility was used by the previous owner, Onaga Composite LLC, to produce wood composite resins for use in the manufacture of extruded decking and fence materials.  Upgrades will primarily consist of the installation of new equipment to facilitate the production of the company’s starch and protein-based biopolymers, which can be used in the manufacturing of both 100 percent degradable and partially degradable plastic-like products, such as disposable cutlery, golf tees and a variety of other items.  The upgrades are expected to be completed by spring, 2006. Currently, the facility is staffed by six employees.

“Our acquisition of the Onaga plant gives us a dual opportunity to fulfill our mission of providing product solutions derived from natural sources,” said Michael Trautschold, executive vice president of marketing and sales.”  “The facility is the ideal springboard from which we can launch our presence in the established wood composite industry while also providing us with the infrastructure for the production of fully and partially degradable biopolymers.  We believe the market for these types of materials will grow substantially in coming years as demand for alternatives to traditional plastics increases.”

Increased interest in bio-economy initiatives is among the “compelling market opportunities” that exist for MGPI, Trautschold noted.  Other opportunities that “should bode well for the company,” he noted, consist of health and wellness lifestyle trends in the food area, continued demand for natural versus synthetic products, accelerated pet industry product growth, and growing use of alternative fuels.

“Consumer desire for more healthful food alternatives continues to contribute to food processors’ interest in wheat-based proteins and starches,” Trautschold said.  “In particular,” he added, “consumers are looking for higher fiber and lower fat food options, but are not willing to sacrifice taste and other sensory qualities.  These key market drivers continue to fuel interest in two of MGPI’s newest starch products, Fibersym™ and FiberRite™ RW.”

These are among  “a number of opportunities that fit our growth strategy, which primarily focuses on developing specialty ingredient products for growing markets while maintaining the health of our distillery operations,” Seaberg said.  Steps to support the latter occurred just recently with the completion of a previously announced $12 million capital project at the Atchison distillery and a $4 million project at the Pekin distillery.  The Atchison project involved the installation of new equipment for processing distillers feed, the principal by-product of the alcohol production process.  At the Pekin facility, new distillation equipment was installed.  “Both projects, which were begun in fiscal 2005, should increase our ability to realize additional improvements in alcohol production efficiencies, especially in regard to energy usage,” Seaberg said.  “The new equipment at the Atchison distillery also includes new state-of-the-art emission control technology for continued compliance with government environmental standards,” he added.

ADD 2—MGP INGREDIENTS ANNOUNCES PLANS

Seaberg said another principal component of the company’s growth strategy is to “continue to improve our financial discipline.”  He noted that “while we have always prided ourselves in maintaining a strong balance sheet, we recognize that there are certain areas where we can continue to strengthen our cost structure and improve our overall financial well-being.  These include leveraging fixed assets by producing more specialty food ingredient volumes from existing capacity; managing the cost of goods sold by protecting grain and energy costs through a strengthened risk management program; and utilizing new energy efficient technologies as these technologies become available and are determined to be economically feasible.  Furthermore, we want to continue to maintain a strong working capital position by generating cash through improved working capital management.”

Going forward, Seaberg noted that the company will continue to allocate capital for increasing returns.  “We will maintain our program of reinvesting a portion of our profits to sustain growth and remain competitive,” he stated.  “Such investments would include ingredient capacity expansions as demand requires; distillery upgrades to further improve efficiencies while continuing to provide the highest quality; sales and technical support capabilities; and research and development initiatives.”

Seaberg said investments in the new technical center and corporate office building fall under this same plan, “providing us with much needed facilities that will enable us to continue to grow and evolve as a customer-centric specialty products business.”

About MGP Ingredients

In business since 1941, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company has facilities in Atchison, Kan., Pekin, Ill., and Kansas City, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are identified by or are associated with such words as “intend,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may” and similar expressions. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the availability and cost of grain, (ii) fluctuations in gasoline prices, (iii) fluctuations in energy costs, (iv) competitive environment and related market conditions, (v) our ability to realize operating efficiencies, (vi) the effectiveness of our hedging programs, (vii) access to capital, and (viii) actions of governments.

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